SEVERANCE AGREEMENT


         THIS AGREEMENT, made this 2nd day of February, 1998, by and between Pharmaceutical Product Development, Inc. ("PPD") and Paul S. Covington ("Employee").

         WHEREAS, Employee is a valued employee of PPD and in order to induce Employee to remain in the employ of PPD, PPD desires to provide the severance benefits hereinafter described in the event of a "Change in Control", as hereinafter defined, of PPD.

         NOW, THEREFORE, it is agreed as follows:

         1.       Definitions

                  a. "Change in Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that such a Change in Control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of PPD representing 50% or more of the combined voting power of PPD's then outstanding securities.

                  b. "Constructive Termination" means a termination of Employee's employment by PPD during the Covered Period initiated by Employee after (i) a substantial diminution or alteration in the duties of Employee, (ii) a reduction by PPD in Employee's base salary in effect on the date of the Change in Control, or (iii) the relocation of Employee's primary work location to a location that is more than twenty-five (25) miles from Employee's primary work location prior to the Change in Control. Constructive Termination specifically does not include termination of Employee by reason of death, Disability or retirement at or after age 65. Employee shall give PPD written notice of a Constructive Termination, which notice shall provide a brief description of the circumstances which Employee asserts gives rise to a right of Constructive Termination, and PPD shall have ten (10) days from receipt of said notice within which to remedy said circumstances.

                  c. "Covered Period" means the time period commencing on the date of and coincident with a Change of Control and ending one year thereafter.

                  d. "Disability" means the inability of Employee to perform his assigned duties for PPD for a period of three (3) months due to Employee's physical or mental illness as determined by a reputable medical doctor.

                  e. "PPD" means Pharmaceutical Product Development, Inc. and all of its subsidiaries and affiliated entities.

                  f. "Termination for Cause" means (i) an act or acts involving fraud, embezzlement or theft from PPD, (ii) Employee's willful and repeated failure to follow directions of the Board of Directors that continues for at least ten (10) days following written notice of the Board of Directors of such failure to follow directions, or (iii) termination for cause as defined in and made pursuant to a then effective employment agreement, if any, between Employee and PPD.

         2. Compensation Upon Change of Control. If during the Covered Period
(i) PPD terminates Employee's employment for reason other than Termination for Cause or (ii) Employee's employment is terminated by reason of Constructive Termination, Employee shall be entitled to the following compensation and benefits:

                  a. PPD shall pay Employee a lump sum equal to Employee's W-2 compensation for the twelve (12) months ending on the last day of the month preceding the month of Employee's termination, said sum to be paid within ten
(10) days after Employee's termination of employment.

                  b. PPD shall pay Employee any bonus or deferred compensation (whether in the form of cash, stock or otherwise) accrued but unpaid as of Employee's termination, said sum to be paid within ten (10) days after Employee's termination of employment.

                  c. For a period of one year after Employee's termination of employment with PPD, PPD shall continue to pay for and provide existing employee welfare benefits which Employee is receiving as of the date of termination of employment, including life insurance, health, medical, dental, vision and wellness, accidental death and dismemberment and disability benefits; provided, however, that PPD's obligations under this clause shall terminate from the date that Employee first becomes eligible after termination of employment with PPD for similar coverage under another employer's plan.

                  d. Notwithstanding anything to the contrary in any award agreement for non-qualified stock options, (i) all unvested shares underlying PPD non-qualified stock options granted more than six months prior to the date of Employee's termination shall become fully vested as of the date of Employee's termination, and (ii) Employee shall continue to be treated under each award agreement as if he was an employee of PPD until the first to occur of (x) the third anniversary of Employee's termination of employment, or (y) the expiration of the exercise period provided for therein; provided, however, in the event of Employee's death or his disability (as disability is defined in the award agreement) after the date of Employee's termination of employment hereunder, the time for exercise after death or such disability prescribed in the award agreement shall apply. The provisions of this subsection shall also apply to any and all substitute stock


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

options granted to Employee in exchange for Employee's PPD non-qualified stock options to which this subsection applies.

         3.       Miscellaneous.

                  a. PPD will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PPD, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that PPD would be required to perform it if no succession had taken place.

                  b. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executives, administrators, successors, heirs, distributees, devisees and legatees.

                  c. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be given (i) by certified mail, return receipt requested, postage prepaid, or (ii) by recognized overnight carrier, and shall be deemed received when actually received. Notices shall be addressed as follows:

                  If to PPD:          Pharmaceutical Product Development, Inc.
                                      3151 17th Street Extension
                                      Wilmington, North Carolina  28412
                                      Attention:    Chief Executive Officer


                  If to Employee:   Paul S. Covington
                                    3116 Braemar Lane
                                    --------------------------
                                    Wilmington, NC  28409-8569
                                    --------------------------




Either party hereto may change the notice address by giving notice thereof in the same manner as provided for herein.

                  d. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any provision or condition of this Agreement to be performed by such other party shall be deemed a subsequent waiver of the same or similar provisions or conditions.

                  e. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this agreement, and this Agreement supersedes and replaces



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

in its entirety all prior agreements and representations, expressed, implied, oral or otherwise, made by PPD to or with Employee.

                  f. This Agreement shall be governed by and interpreted under the laws of the State of North Carolina.

                  g. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  h. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  i. All legal expenses incurred by Employee in the successful enforcement of any of the terms of this Agreement shall be paid by PPD.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first hereinabove set forth.



                                            PHARMACEUTICAL PRODUCT
                                            DEVELOPMENT, INC.



                                            By: /s/ Fredric N. Eshelman
                                               ------------------------
                                            Title: CEO



                                            EMPLOYEE


                                            /s/ Paul S. Covington
                                            ---------------------(SEAL)
                                            Name:  Paul S. Covington